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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1988 Employee Stock Purchase Plan, as amended, the 1997 Stock Option Plan, as amended, the 1987 Restated Stock Option Plan, as amended, and the 2001 Employee Stock Purchase Plan of Komag, Incorporated of our report dated January 29, 2001, with respect to the consolidated financial statements and schedule of Komag, Incorporated included in its Annual Report on (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

San Jose, California
August 3, 2001